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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                      DECEMBER 9, 2005 (DECEMBER 7, 2005)


                                  SOLUTIA INC.
                                  ------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                                    --------
                            (STATE OF INCORPORATION)

            001-13255                                       43-1781797
          --------------                                  ---------------------
            (COMMISSION                                     (IRS EMPLOYER
            FILE NUMBER)                                    IDENTIFICATION NO.)



575 MARYVILLE CENTRE DRIVE, P.O. BOX 66760, ST. LOUIS, MISSOURI      63166-6760
---------------------------------------------------------------      ----------
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)


                                 (314) 674-1000
                                 --------------
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 7.01.  REGULATION FD DISCLOSURE

ITEM 8.01.  OTHER EVENTS

         As previously reported, on December 17, 2003 Solutia Inc. ("Solutia") and its 14 U.S. subsidiaries (collectively with Solutia, the "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code") in the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The cases were consolidated for the purpose of joint administration and were assigned case number 03-17949 (PCB). Solutia's subsidiaries outside the United States were not included in the Chapter 11 filing.

         On December 7, 2005 Solutia presented to the Bankruptcy Court and the Court entered an Order to Show Cause Scheduling Hearing to Consider Debtors' Motion for an Order Pursuant to Sections 105(a), 362(a)(3) and 541 of the Bankruptcy Code (A) Limiting Certain Transfers of Equity Interests in Solutia Inc. and (B) Approving Related Notice Procedures (the "Order to Show Cause"). Solutia requested the Order to Show Cause to enable the Debtors to avoid limitations on the use of their accumulated tax net operating loss carryforwards ("NOLs"), which are estimated to be approximately $787.8 million as of December 31, 2005, and certain other tax attributes. The Order to Show Cause imposes certain notice procedures and transfer restrictions on the trading of equity securities of Solutia. The Order to Show Cause, among other things: (1) requires certain beneficial owners of at least 4,700,681 shares (representing approximately 4.5% of all issued and outstanding shares) of Solutia's equity securities (a "Substantial Owner") to notify Solutia and the Bankruptcy Court that they are Substantial Owners; (2) requires Substantial Owners to file a notice with Solutia and the Bankruptcy Court before any acquisition or disposition of Solutia equity securities or options to acquire or dispose of Solutia equity securities; and (3) requires any other person or entity to file a notice with Solutia and the Bankruptcy Court before any acquisition of Solutia equity securities, or option to acquire Solutia equity securities, that would make such person or entity a Substantial Owner. The Order to Show Cause allows Solutia to object in the Bankruptcy Court to any such transactions, within thirty days of receipt of notice of such transactions, if the transaction poses a material risk of adversely affecting the Debtors' ability to utilize the NOLs or other tax attributes. Any acquisition or disposition to which Solutia objects would not become effective unless and until approved by an order of the Bankruptcy Court.

         Under the Order to Show Cause, any purchase, sale or other transfer of Solutia equity securities in violation of the restrictions in the Order to Show Cause would be void ab initio as an act in violation of the Order to Show Cause and would therefore confer no rights on the proposed transferee.

         Also on December 7, 2005, Solutia filed a Motion for an Order Pursuant to Sections 105(a), 362(a)(3) and 541 of the Bankruptcy Code (A) Limiting Certain Transfers of Equity Interests in Solutia Inc. and (B) Approving Related Notice Procedures (the "Motion"). The Motion seeks entry of a final order implementing the notice and trading restrictions imposed by the Order to Show Cause. A hearing on the Motion is scheduled for February 1, 2006.

         The foregoing descriptions of the Order to Show Cause and the Motion do not purport to be complete and are qualified in their entireties by reference to the Order to Show Cause, attached hereto as Exhibit 99.1, and the Motion, attached hereto as Exhibit 99.2.



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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

       (c)     Exhibits:

Exhibit Number       Description
--------------       -----------

       99.1 Order to Show Cause Scheduling Hearing to Consider Debtors' Motion for an Order Pursuant to Sections 105(a), 362(a)(3) and 541 of the Bankruptcy Code (A) Limiting Certain Transfers of Equity Interests in Solutia Inc. and
                     (B) Approving Related Notice Procedures

       99.2 Motion for an Order Pursuant to Sections 105(a), 362(a)(3) and 541 of the Bankruptcy Code (A) Limiting Certain Transfers of Equity Interests in Solutia Inc. and (B) Approving Related Notice Procedures





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                                 SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                     SOLUTIA INC.
                                     ------------------------------------------
                                     (Registrant)


                                     /s/ Rosemary L. Klein
                                     ---------------------
                                     Senior Vice President, General Counsel and
                                     Secretary

DATE: DECEMBER 9, 2005